Exhibit 10.3

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of the 22nd day of February, 2022, by and among Esports Entertainment Group, Inc., a Nevada corporation (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of May 28, 2021, by and between the Company and the investors party thereto (the “Securities Purchase Agreement”), the Company, among other things, issued a senior convertible note, which is held as of the date hereof, by the Holder with an aggregate principal amount outstanding as of the date hereof as set forth on the signature page of the Holder attached hereto, convertible into shares of Common Stock (as defined below), in accordance with the terms thereof (the “Existing Note”). Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Securities Purchase Agreement (as amended hereby).

B. The Company and the Holder desire to exchange (the “Exchange” or the “Transaction”) the Existing Note, on the basis and subject to the terms and conditions set forth in this Agreement, for (x) a new senior convertible note with such new aggregate principal amount as set forth on the signature page of the Holder attached hereto, in the form attached hereto as Exhibit A (the “New Note”, as converted, the “New Conversion Shares”, and together with the New Note, the “New Securities”).

C. The New Note and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

D. The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, pursuant to Section 3(a)(9) of the Securities Act, the Holder shall convey, assign and transfer the Existing Note to the Company in exchange for which the Company shall issue the New Note to the Holder. On the Closing Date, in exchange for the Existing Note, the Company shall deliver or cause to be delivered to the Holder (or its designee) the New Note at the address for delivery set forth on the signature page of the Holder attached hereto.

2. Ratifications; Incorporation of Terms under Transaction Documents.

(a) Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement, and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement.

(b) Waivers. On the Closing Date, but effective as of May 28, 2021, the Holder hereby waives, in part, Sections 14(l), 14(o)(i), 14(o)(iii), 14(o)(iv) and 14(o)(v) of the Note such that the Company’s obligations thereunder shall commence on March 31, 2022. The foregoing waivers constitute a one-time waiver only and is limited to the matters expressly waived as set forth herein and should not be construed as an indication that the Holder has agreed to any modifications to, consent of, or waiver of any other terms or provisions of the Securities Purchase Agreement, the New Note or any Transaction Document or any other agreement, instrument or security.

(c) Amendments and Incorporation of Terms under Transaction Documents. Effective as of the date hereof, the Securities Purchase Agreement and each of the other Transaction Documents are hereby amended as follows (and any such agreements, covenants and related provisions therein shall be deemed incorporated by reference herein, mutatis mutandis, as amended as such):

(i) The defined term “Notes” is hereby amended to include the New Note (as defined herein).

(ii) The defined term “Conversion Shares” is hereby amended to include New Conversion Shares (as defined herein).

(iii) The defined term “Transaction Documents” is hereby amended to include this Agreement.

3. Company Bring Down

(a) Except as set forth on Schedule 3 attached hereto, the Company hereby makes the representations and warranties to the Holder as set forth in clauses (b)-(f), (h), (s), (t), (u), (x), (z), (gg), (hh), (ii) and (jj) of Section 3.1 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, mutatis mutandis.

(b) No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.

(c) The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

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4. Holder Bring Down; Ownership Representation. The Holder hereby makes the representations and warranties as to itself only as set forth in Section 3.2 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, mutatis mutandis. The Holder owns the Existing Note free and clear of any liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

5. Closing; Conditions. Subject to the conditions set forth below, the Exchange shall take place at the offices of Kelley Drye & Warren LLP, 3 World Trade Center, 175 Greenwich Street, New York, NY 10007, on the Business Day immediately following such date as the Company shall have satisfied all conditions to closing below, or at such other time and place as the Company and the Holder mutually agree (the “Closing” and the “Closing Date”).

5.1. Condition’s to Investor’s Obligations. The obligation of the Holder to consummate the Exchange is subject to the fulfillment, to the Holder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions (unless waived by the Holder in writing, prior to the Closing):

(a) Representations and Warranties; Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) as of such specified date). The Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(b) Issuance of Securities. At the Closing, the Company shall issue the New Note to the Holder.

(c) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(e) No Event of Default. Other than as waived herein, no Event of Default (as defined in the New Note) or event that with the passage of time or giving of notice would constitute an Event of Default shall have occurred and be continuing.

(f) Consents. The Company shall have obtained all governmental, regulatory or third party consents and approvals (or waiver of such consents or approvals), if any, necessary for the Exchange, including without limitation, those required by the principal Trading Market.

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(g) Listing. The Common Stock (A) shall be designated for quotation or listed (as applicable) on the applicable Trading Market and (B) shall not have been suspended, as of the Closing Date, by the Commission or the applicable Trading Market from trading on the principal Trading Market.

5.2. Condition’s to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions (unless waived by the Company in writing, prior to the Closing):

(a) Representations and Warranties. The representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) as of such specified date).

(b) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

6. No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the New Conversion Shares under the Securities Act or cause this offering of the New Conversion Shares to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

7. Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the New Conversion Shares upon the principal Trading Market (subject to official notice of issuance) and shall maintain such listing of all of the New Conversion Shares from time to time issuable under the terms of the Exchange Documents. The Company shall maintain the Common Stock’s authorization for quotation on the principal Trading Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the principal Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.

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8. Fees. The Company shall promptly reimburse Kelley Drye & Warren, LLP (counsel to the Holder), on demand, a non-accountable amount of $10,000 for the costs and expenses incurred by it in connection with preparing and delivering this Agreement.

9. Holding Period. For the purposes of Rule 144 of the Securities Act (“Rule 144”), the Company acknowledges that the holding period of the New Note (and upon conversion of the New Note, the New Conversion Shares) may be tacked onto the holding period of the Existing Note, and the Company agrees not to take a position contrary to this Section 9. The Company acknowledges and agrees that, effective as of December 2, 2021 (assuming the Holder is not an affiliate of the Company and the Company is current in its public filings with the Commission) (i) upon issuance in accordance with the terms of the New Note, the New Conversion Shares will be eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Conversion Shares becoming ineligible to be resold by the Holder pursuant to Rule 144 and (iii) in connection with any resale of New Conversion Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such New Conversion Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or Depository Trust Company fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of New Conversion Shares in accordance herewith.

10. Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

11. Disclosure of Transaction.

(a) On or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Exchange Documents in the form required by the Exchange Act and attaching this Agreement and the forms of the New Note (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Exchange Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, relating to the transactions contemplated by the Exchange Documents, shall terminate.

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(b) Except as may be required by the Securities Purchase Agreement or the New Note, the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion). To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s consent, other than as required by the Securities Purchase Agreement or the New Note, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to any material, non-public information regarding the Company or any of its Subsidiaries.

12. Notices to Holder. All notices to Holder pursuant to the Securities Purchase Agreement or the New Note shall be delivered in accordance with the notice instructions set forth on the signature page of the Holder attached hereto (or such other instructions delivered in writing to the Company by the Holder from time to time).

13. Subsequent Offerings. Until such time as the New Notes shall be repaid in full or exchanged into other securities of the Company, at any time the Company, directly or indirectly, consummates any subsequent offering of securities, after retaining $2 million of any such gross proceeds, in the aggregate, of all such subsequent offerings (other than ATM offerings of equity securities of the Company) (the “Company Retained Proceeds”), the Company shall use 50% of the additional net proceeds (other than the Company Retained Proceeds) from all subsequent equity financings (including proceeds from the ATM) to pay down the amounts outstanding pursuant to the Transaction Documents and the Note. In the case of any ATM offerings of equity securities of the Company the Company shall be permitted to retain $2 million of any gross proceeds thereof per month before making payment of 50% of the additional net proceeds to the Holder.

14. Termination. If the Transaction is not consummated on or prior to February 22, 2022, the Holder may terminate this Agreement by written notice to the Company and this Agreement shall thereafter be null and void, ab initio.

15. Miscellaneous Provisions. Section 5 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

ESPORTS ENTERTAINMENT GROUP, INC.

By:	/s/ Grant Johnson
Name:	Grant Johnson
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

Principal Amount of Existing Note Outstanding:	ALTO OPPORTUNITY MASTER FUND, SPC-SEGREGATED MASTER PORTFOLIO B

$27,500,000

Principal Amount of New Note:	By:	/s/ Waqas Khatri
	Name:	Waqas Khatri
$35,000,000	Title:	Director

Address for Notices:

c/o Ayrton Capital LLC 55 Post Rd West, 2nd Floor Westport, CT 06880 Attention Waqas Khatri E-mail: wk@ayrtonllc.com with a copy (for information purposes only) to:

Kelley Drye & Warren LLP 3 World Trade Center 175 Greenwich Street New York, NY 10007 Telephone: (212) 808-7540 Attention: Michael A. Adelstein, Esq. Email: madelstein@kelleydrye.com